Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

HEPION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value (2)	457	(o)	—	—	$1,000,000	(3)	$0.00015310	$153.10
Fees to Be Paid	Equity	Series A Warrants accompanying the Common Stock (2)	Other	(4)	—	—		(4)	—	—
Fees to Be Paid	Equity	Series B Warrants accompanying the Common Stock (2)	Other	(4)	—	—		(4)	—	—
Fees to Be Paid	Equity	Pre-Funded Warrants	Other	(4)	—	—		(3)(4)	—	—
Fees to Be Paid	Equity	Common Stock underlying the Pre-Funded Warrants (3)	457	(o)	—	—		(3)	—	—
Fees to Be Paid	Equity	Common Stock underlying the Series A Warrants (2)	457	(o)	—	—	$1,000,000		$0.00015310	$153.10
Fees to Be Paid	Equity	Common Stock underlying the Series B Warrants (2)	457	(o)	—	—	$1,000,000		$0.00015310	$153.10

Total Offering Amounts							$3,000,000	(3)	$0.00015310	$459.30
Total Fees Previously Paid							—			$—
Total Fee Offsets							—			$—
Net Fee Due										$459.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Represents only the additional number of shares being registered. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-284052) (the “Prior Registration Statement”).

(3)	The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock sold in the offering.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.